Exhibit T3A.29.10

The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	No. 04-2547678

We	Robert J. McCarthy	Sr., ~~President~~/Vice President, and
	Patrick L. Grady	~~Clerk~~/Assistant Clerk of
EATON FINANCIAL CORPORATION

(EXACT Name of Corporation)

located at:	The Corporate Center, 550 Cochituate Road, Framingham, MA 01701

(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

1

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)
of the Articles of Organization were duly adopted at a meating held on 3/25 1994, by vote of:

1,000	shares of	Common Stock	out of	1,000	shares outstanding,

		type, class & series, (if any)

	shares of		out of		shares outstanding, and

		type, class & series, (if any)

	shares of		out of		shares outstanding,

		type, class & series, (if any)

CROSS OUT	being at least a majority of each type, class or series outstanding and entitled to vote thereon:-[1]
INAPPLICABLE CLAUSE	being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:-[2]

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth an separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:
The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:

PREFERRED:		PREFERRED:
CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:

PREFERRED:		PREFERRED:

     TO CHANGE THE NAME OF THE CORPORATION TO:
AT&T CAPITAL LEASING SERVICES, INC.
The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 24 day of AUGUST, in the year 1994.

/s/ Robert J. McCarthy	Senior ~~President~~/Vice President

Robert J. McCarthy

/s/ Patrick L. Grady	~~Clerk~~/Assistant Clerk

Patrick L. Grady